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                                   EXHIBIT 11

                             AMSOUTH BANCORPORATION

          STATEMENT REGARDING COMPUTATION OF EARNINGS PER COMMON SHARE

                                            SIX MONTHS         THREE MONTHS
                                           ENDED JUNE 30       ENDED JUNE 30
                                        ------------------- -------------------
                                          1995      1994      1995      1994
                                        --------- --------- --------- ---------
                                         (IN THOUSANDS EXCEPT PER SHARE DATA)
Net income............................. $  80,968 $  81,874 $  40,858 $  42,900
                                        ========= ========= ========= =========
Average shares of common stock out-
 standing..............................    58,199    54,558    58,293    54,782
                                        ========= ========= ========= =========
Earnings per common share.............. $    1.39 $    1.50 $    0.70 $    0.78
                                        ========= ========= ========= =========
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